Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated February 8, 2013 (including amendments thereto) with respect to the Common Stock of Verint Systems Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  February 8, 2013

CADIAN CAPITAL MANAGEMENT, LLC

By:	/s/ D. Justin Griffith
	Name:	D. Justin Griffith
	Title:	COO / Authorized Signatory

CADIAN FUND LP

By:	Cadian GP, LLC, its General Partner

By:	/s/ D. Justin Griffith
	Name:	D. Justin Griffith
	Title:	COO / Authorized Signatory

CADIAN MASTER FUND LP

By:	Cadian GP, LLC, its General Partner

By:	/s/ D. Justin Griffith
	Name:	D. Justin Griffith
	Title:	COO / Authorized Signatory

CADIAN GP, LLC

By:	/s/ D. Justin Griffith
	Name:	D. Justin Griffith
	Title:	COO / Authorized Signatory

/s/ Eric Bannasch
Eric Bannasch